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                                  Exhibit 23(i)

                               Opinion of Counsel

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                                      C-11

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                         HELLER EHRMAN WHITE & McAULIFFE
                                 333 Bush Street
                         San Francisco, California 94104
                                 (415) 772-6000



                                 April 14, 1995


                                                                      20939-0001


The Montgomery Funds III
600 Montgomery Street
San Francisco, California  94111


                       Registration Statement on Form N-1A

Ladies and Gentlemen:

         We have acted as counsel to The Montgomery Funds III, a Delaware business trust (the "Trust"), in connection with the Registration Statement on Form N-1A filed on September 27, 1994 (as amended to the date hereof, the "Registration Statement"), relating to the issuance of an indefinite number of shares (the "Shares") of beneficial interest pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon the following:

         (a)      the Trust's Agreement and Declaration of Trust;

         (b)      the Bylaws of the Trust;

         (c) resolutions of the Board of Trustees of the Trust relating to the designation of series of the Trust and issuance of the Shares;

         (d)      the Registration Statement; and



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The Montgomery Funds III                                                  Page 2
April 14, 1995


         (e) a certificate of an officer of the Trust concerning certain factual matters.

         Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated (Michie Co. 1987 & 1992 Supp.). We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

         Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash or securities at the per-share public offering price on the date of their issuance in accordance with statements specified in the Trust's then-current Prospectus and in accordance with Article III of the Trust's Agreement and Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, (iii) such consideration will be at least equal in value to the par value of the Shares, and (iv) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

         We hereby consent to (i) the reference to our firm under the caption "Legal Opinion" in the Prospectuses of the Trust included in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            /s/ HELLER EHRMAN WHITE & McAULIFFE